Exhibit 10.7

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Agreement”) is made this 4th day of January, 2016 (the “Effective Date”), by and between Andrew Blount, an individual resident of the State of California (the “Executive”), and RealPage, Inc., a Delaware corporation (the “Employer”), having its principal place of business in Carrollton, Texas.
WHEREAS, Executive and Employer entered into that certain Employment Agreement dated December 11, 2015; and
WHEREAS, Executive and Employer now wish to amend the Employment Agreement.
NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth below, the parties hereby agree as follows:
1. Amend Section 6(b), in its entirety to read as follows:
Relocation.    Executive shall commence working full-time at Employer’s headquarters office no later than March 1, 2016. Employer will provide a one-time relocation package for Executive’s actual expenses incurred in relocating to the Dallas area of up to $80,000, inclusive of applicable taxes, in accordance with the standard terms and conditions of the RealPage Leadership Relocation Policy.”
2. Except as set forth herein, the Employment Agreement is hereby ratified and confirmed.
IN WITNESS WHEREOF, the parties, intending to be legally bound, have executed this Amendment to Employment Agreement on the date set forth above.

REALPAGE, INC.

By: /s/ Stephen T. Winn
Name: Stephen T. Winn
Title: Chief Executive Officer

EXECUTIVE:

/s/ Andrew Blount
Andrew Blount